Exhibit 10.2

AMENDMENT TO OUTSTANDING LONG-TERM INCENTIVE PERFORMANCE AND PERFORMANCE STOCK UNIT AWARD AGREEMENTS UNDER THE
LOCKHEED MARTIN CORPORATION 2011 INCENTIVE PERFORMANCE AWARD PLAN AND
LOCKHEED MARTIN CORPORATION 2020 INCENTIVE PERFORMANCE AWARD PLAN
The Management Development and Compensation Committee (the “Committee”) of the Board of Directors of Lockheed Martin Corporation (the “Corporation”), as administrator of the Lockheed Martin Corporation 2011 Incentive Performance Award Plan, as amended (“2011 Plan”), and the Lockheed Martin Corporation 2020 Incentive Performance Award Plan (“2020 Plan” and, together with the 2011 Plan, the “Plans”), approved clarifying amendments to the terms of the outstanding, unvested long-term incentive performance awards and performance stock unit awards granted to employees under the Plans as set forth in the table below (each, an “Affected Agreement”). Effective as of September 14, 2020, each of the Affected Agreements shall be amended as provided for herein (this Amendment, the “Amendment”).

Affected Agreement	Applicable Plan
Long-Term Incentive Performance Award Agreement for the 2018 – 2020 Performance Period	2011 Plan
Performance Stock Unit Award Agreement for the 2018 – 2020 Performance Period	2011 Plan
Long-Term Incentive Performance Award Agreement for the 2019 – 2021 Performance Period	2011 Plan
Performance Stock Unit Award Agreement for the 2019 – 2021 Performance Period	2011 Plan
Long-Term Incentive Performance Award Agreement for the 2020 – 2022 Performance Period	2011 Plan
Performance Stock Unit Award Agreement for the 2020 – 2022 Performance Period	2011 Plan
Long-Term Incentive Performance Award Agreement for the 2020 – 2022 Performance Period	2020 Plan
Performance Stock Unit Award Agreement for the 2020 – 2022 Performance Period	2020 Plan
Capitalized terms used in this Amendment are defined in the 2011 Plan or 2020 Plan, as applicable, or the Affected Agreements.

1.    ROIC Definition. The following is added to the end of Section 4.1(a) of each of the Affected Agreements:

Notwithstanding the foregoing, for purposes of defining ROIC herein, net income will be adjusted to exclude any non-cash settlement charge to earnings resulting solely from one or more risk transfer transactions to manage the Corporation’s pension liabilities that were not included in the applicable Long Range Plan, including any transactions involving the purchase of a group annuity contract for a portion of the Corporation’s outstanding defined benefit pension obligations that are treated as a settlement for accounting purposes.

2.    Cash Flow Definition. The following is added to the end of Section 4.2(a) of each of the Affected Agreements:

Notwithstanding the foregoing, for purposes of defining Cash Flow herein, cash flow from operations will be adjusted to exclude the impact of any net increase or decrease to cash flow from operations during the Performance Period resulting from (i) the deferral of payroll taxes per Section 2302 of the Coronavirus Aid, Relief, and Economic Security Act of 2020, (ii) impacts to net progress invoice receipts per changes to Defense Federal Acquisition Regulation Supplement 232.501-1, as described in the Class Deviation issued by the U.S. Department of Defense in March 2020 (or any subsequent revisions), (iii) cash flow impacts due to accelerated payments to suppliers directly related to neutralizing (i) and (ii) above during any Performance Period, and (iv) any other relief, support, stimulus, assistance or other program provided by any U.S. governmental authority solely and directly in response to the COVID-19 pandemic (and any evolutions thereof) on or after the date hereof that creates a material cash flow impact on the business similar in nature to the items described in (i) and (ii) above.

3.    In all other respects, the Affected Agreements will remain unchanged.

4.    This Amendment is subject to the terms of the applicable Plan, and the applicable Plan is hereby incorporated by reference.

5.    Please acknowledge receipt and consent to this Amendment by completing the electronic receipt on the Stock Plan System at http://www.stockplanconnect.com. Regardless of whether the Participant provides consent, this Amendment will be deemed automatically effective except in circumstances where the Amendment is determined to require the consent of any Participant under Section 9 of the Affected Agreements, in which case this Amendment shall only apply to an Affected Agreement with a Participant if consented to using the Stock Plan System.